UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2025

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Sabinal Purchase Agreement

On July 9, 2025, Mach Natural Resources LP (the “Company”) entered into a purchase and sale agreement (the “Sabinal Purchase Agreement”) with Sabinal Energy Operating, LLC, a Texas limited liability company, Sabinal Resources, LLC, a Texas limited liability company, Sabinal CBP, LLC, a Texas limited liability company (collectively, the “Sabinal Sellers”), pursuant to which the Company agreed to purchase from the Sabinal Sellers certain rights, title and interests in oil and gas properties, rights and related assets located in certain designated lands in the Permian Basin (the “Sabinal Assets”).

As consideration for the transfer of the Sabinal Assets and the transactions contemplated by the Sabinal Purchase Agreement (collectively, the “Sabinal Asset Acquisition”), the purchase price shall be $500.0 million (the “Sabinal Purchase Price”) comprised of (i) cash in the amount of $200.0 million and (ii) 20,604,396 common units of the Company (“common units”) (the “Sabinal Unit Consideration”), as adjusted in accordance with the Sabinal Purchase Agreement. The Sabinal Unit Consideration has a value of approximately $300.0 million based on the volume weighted average price of the common units for the 10-day period prior to the announcement of the Acquisitions (as defined below).

The obligations of the parties to complete the Sabinal Asset Acquisition are subject to the satisfaction or waiver of customary closing conditions set forth in the Sabinal Purchase Agreement. In connection with and upon execution of the Sabinal Purchase Agreement, the Company deposited with an escrow agent a cash deposit equal to 7.5% of the unadjusted Sabinal Purchase Price, to assure the Company’s and the Sabinal Sellers’ performance of their respective obligations thereunder and therein, pursuant to an escrow agreement among the Company, the Sabinal Sellers, and the escrow agent.

IKAV Purchase Agreement

On July 9, 2025, the Company entered into a membership interest purchase agreement (the “IKAV Purchase Agreement”, together with the Sabinal Purchase Agreement, the “Purchase Agreements”) with VEPU Inc. and Simlog Inc. (collectively, the “IKAV Sellers” and, together with the Sabinal Sellers, the “Sellers”), pursuant to which the Company agreed to purchase from the IKAV Sellers one hundred percent (100%) of the membership interests (the “Subject Interests”) in SIMCOE LLC and Simlog LLC (together with Simlog LLC’s wholly owned subsidiary, SJ Investment Opps LLC, the “Company Group”). The Company Group owns certain rights, title and interests in oil and gas properties, rights and related assets located in certain designated lands in the San Juan Basin of New Mexico and Colorado (the “IKAV Assets” and, together with the Sabinal Assets, the “Assets”).

As consideration for the transfer of the Subject Interests (and indirectly, the IKAV Assets) and the transactions contemplated by the IKAV Purchase Agreement (collectively, the “IKAV Acquisition” and, together with the Sabinal Asset Acquisition, the “Acquisitions”), the purchase price shall be $787.2 million (the “IKAV Purchase Price”) comprised of (i) cash in the amount of $325.0 million and (ii) 31,744,506 common units (the “IKAV Unit Consideration”), as adjusted in accordance with the IKAV Purchase Agreement. The IKAV Unit Consideration has a value of approximately $462.2 million based on the volume weighted average price of the common units for the 10-day period prior to the announcement of the Acquisitions.

The obligations of the parties to complete the IKAV Acquisition are subject to the satisfaction or waiver of customary closing conditions set forth in the IKAV Purchase Agreement. In connection with and upon execution of the IKAV Purchase Agreement, the Company deposited with an escrow agent a cash deposit equal to $38,750,000, to assure the Company’s and the IKAV Sellers’ performance of their respective obligations thereunder and therein, pursuant to an escrow agreement among the Company, the IKAV Sellers, and the escrow agent.

The Purchase Agreements have been included with this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding the terms of the transactions contemplated therein. They are not intended to provide any other factual information about the Company, the Sellers or the Assets. The representations, warranties, covenants and agreements contained in the Purchase Agreements, which are made only for purposes of the respective Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the respective Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the respective Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Sellers or the Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of each Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Sabinal Purchase Agreement and IKAV Purchase Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the full text of each of the Sabinal Purchase Agreement and IKAV Purchase Agreement, copies of which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

Under the Purchase Agreements, the Company and the Sellers agreed to enter into a registration rights agreement, in substantially the form attached as Exhibit D to the IKAV Purchase Agreement and Exhibit O of the Sabinal Purchase Agreement, in connection with the respective closings of the Acquisitions (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company will agree to register under the Securities Act of 1933, as amended (the “Securities Act”) the resale of any common units to be issued as the Sabinal Unit Consideration and the IKAV Unit Consideration. The Registration Rights Agreement provides for certain additional underwritten demand rights and “piggy-back” registration rights, subject to certain customary limitations. Additionally, the Sellers will agree to a 180-day lock-up period with respect to common units received in the Acquisitions. The Company will also agree to pay certain expenses of the Sellers incurred in connection with the exercise of their rights under the Registration Rights Agreement and indemnify the Sellers for certain securities law matters in connection with any registration statement filed pursuant thereto.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the form of Registration Rights Agreement attached as Exhibit D to the IKAV Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report, and Exhibit O to the Sabinal Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report, and is incorporated herein by reference.

Revolving Credit Facility Consent

On July 8, 2025, the Company entered into a Letter Agreement (the “Letter Agreement”) among the Company, the lenders party thereto and Truist Bank, as administrative agent and collateral agent, relating to the senior secured reserve-based revolving credit facility, dated as of February 27, 2025 (the “Credit Agreement”). Pursuant to the Letter Agreement, the lenders under the Credit Agreement waived certain defaults with respect to certain financial covenants.

The foregoing summary of the Letter Agreement is not complete and is qualified in its entirety by the full text of the Letter Agreement, a copy of which is filed herewith has Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report regarding the Sabinal Unit Consideration and the IKAV Unit Consideration is hereby incorporated by reference into this Item 3.02. Any issuance of common units will be completed in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

On July 10, 2025, the Company issued a press release announcing the entry into the Purchase Agreements. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this Current Report or the accompanying Exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and assumptions that were utilized may have changed since those dates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Purchase and Sale Agreement, dated as of July 9, 2025 by and among Sabinal Energy Operating, LLC, Sabinal Resources, LLC and Sabinal CBP, LLC, as sellers, and Mach Natural Resources LP, as buyer.
2.2*	Membership Interest Purchase Agreement, dated as of July 9, 2025 by and among VEPU Inc. and Simlog Inc., as sellers, and Mach Natural Resources LP, as buyer.
10.1	Letter Agreement, dated as of July 8, 2025, by and among Mach Natural Resources LP, the lenders party thereto and Truist Bank, as administrative agent and collateral agent.
99.1	Press Release issued July 10, 2025.

*	Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

	By:	Mach Natural Resources GP LLC,
its general partner

Dated: July 10, 2025	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer

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